Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 8, 2010, relating to the consolidated financial statements of MontaVista Software, Inc. appearing in the Current Report on Form 8-K/A filed by Cavium Networks, Inc. on January 8, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

(formerly known as BDO Seidman, LLP)

San Jose, California

April 8, 2011